Exhibit 99.1

ROBERT HALF INTERNATIONAL INC.

Annual Performance Bonus Plan

(As amended and restated effective May 23, 2013)

1. DEFINITIONS. As used in this Plan, the following terms shall have the meanings set forth below:

Adjustment Provisions shall mean the terms and conditions applicable to the adjustment of a Target Bonus by reason of the operation of the Performance Goal.

Administrator means the Compensation Committee of the Board of Directors of the Company, or such other Committee as may be appointed by the Board.

Annual Determination means the Performance Goals, Adjustment Provisions and Target Bonuses determined annually by the Administrator, as described in Section 4 of this Plan.

Award Date means the date that the Administrator makes its written certification of a Bonus pursuant to Section 5 or Section 6.

Bonus means a Preliminary Bonus, a Final Bonus, or both.

Bonus Year means the fiscal year with respect to which a Bonus is paid pursuant to the Plan.

Company means Robert Half International Inc., a Delaware corporation.

Eligible Executive means (a) any elected executive officer of the Company and (b) any executive of the Company who has senior management functions and responsibilities, as designated by the Administrator.

Final Bonus means the Year-End Bonus less the Preliminary Bonus, but only if such number is greater than zero.

Performance Goal shall mean one or more of the following objective measurable performance factors, and any adjustments thereto, as determined by the Administrator with respect to a Performance Period: (i) operating income; (ii) pre-tax or after-tax earnings; (iii) cash flow; (iv) sales or revenue; (v) expenses; (vi) gross or net profit margin; (vii) working capital; (viii) return on equity or assets; (ix) earnings per share; (x) stock price; (xi) price/earnings ratio; (xii) debt or debt-to-equity; (xiii) writeoffs; (xiv) cash; (xv) assets; (xvi) total shareholder return and/or (xvii) liquidity, either with respect to the Company and/or one or more of its operating units or with respect to one or more other companies or an index of companies; provided, however, that any adjustments thereto must be objectively verifiable adjustments permitted and pre-established by the Administrator in accordance with Code Section 162(m).

Plan means this Annual Performance Bonus Plan.

Potential Preliminary Bonus means, with respect to each Eligible Executive, 70% of the Year-End Bonus that would be earned in accordance with the Annual Determination if results for the first three quarters of the fiscal year were multiplied by 1.334, but in no event may such amount be in excess of the lesser of (a) $9,000,000 and (b) twice the Eligible Executive’s Target Bonus.

Potential Year-End Bonus means, with respect to each Eligible Executive, the results obtained by applying the Adjustment Provisions to the Performance Goals, but in no event may such amount be in excess of the lesser of (a) $9,000,000 and (b) twice the Eligible Executive’s Target Bonus.

Preliminary Bonus means, with respect to each Eligible Executive, that amount that the Administrator determines in accordance with Section 5 hereof, but in no event may such amount be in excess of the lesser of (a) $9,000,000 and (b) twice the Eligible Executive’s Target Bonus.

Repayment Amount means that amount calculated in accordance with Section 7.3 hereof.

Section 162(m) means Section 162(m) of the Internal Revenue code of 1986, as amended, or any successor provision.

Section 409A Period means the short term deferral period specified in Section 409A of the Internal Revenue code of 1986, as amended, or any successor provision, in order for payments to not constitute deferred compensation subject to such section.

Target Bonus means that amount set forth, with respect to each Eligible Executive, in an Annual Determination.

Year-End Bonus means, with respect to each Eligible Executive, that amount that the Administrator determines in accordance with Section 6 hereof, but in no event may such amount be in excess of the lesser of (a) $9,000,000 and (b) twice the Eligible Executive’s Target Bonus.

2. PURPOSE. The purpose of the Plan is to attract, retain and motivate key senior management employees by providing additional compensation, in accordance with the terms and conditions set forth herein.

3. ADMINISTRATION. The Administrator is authorized to construe and interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all determinations and to take all actions necessary or advisable for the Plan’s administration. Whenever the Plan authorizes or requires the Administrator to take any action, make any determination or decision, or form any opinion, then any such action, determination, decision or opinion by or of the Administrator shall be in the absolute discretion of the Administrator and shall be final and binding upon all persons in interest, including the Company and all Eligible Executives.

4. ANNUAL DETERMINATION. On an annual basis, and in accordance with the requirements of Section 162(m), the Administrator shall determine the following with respect to the Bonus Year:

(i)	the Eligible Executives;

(ii)	one or more Performance Goals for the Bonus Year;

(iii)	the Adjustment Provisions for the Bonus Year;

(iii)	the Target Bonus for the Bonus Year for each Eligible Executive; and

(iv)	such other matters as are appropriate with respect to the Plan (together, the “Annual Determination”).

5. DETERMINATION OF PRELIMINARY BONUS. After the public release by the Company of its audited results for the third fiscal quarter of the Bonus Year, the Chief Financial Officer shall (a) calculate, with respect to each Eligible Executive, his Potential Preliminary Bonus, (b) deliver each calculation to the Administrator. The Administrator shall, prior to the end of the Bonus Year, review the information submitted by the Chief Financial Officer and certify, in writing, each Eligible Executive’s Preliminary Bonus, which, except as provided in the next sentence, shall be the Potential Preliminary Bonus. Notwithstanding the foregoing, the Administrator, in its sole discretion, may reduce the Preliminary Bonus of such Eligible Executive to such amount that is not less than 70% of the lesser of (a) the Target Bonus and (b) the Potential Preliminary Bonus as it may determine.

6. DETERMINATION OF YEAR-END BONUS. After the public release by the Company of its audited results for the Bonus Year, the Chief Financial Officer shall (a) calculate, with respect to each Eligible Executive, the Potential Year-End Bonus and (b) deliver such calculations to the Administrator. The Administrator shall, within 90 days of the end of the Bonus Year, review the information submitted by the Chief Financial Officer and certify, in writing, each Eligible Executive’s Year-End Bonus, which shall be the Potential Year-End Bonus; provided, however, that the Administrator may, in its sole discretion, reduce such Year-End Bonus to such amount that is not less than the lesser of (a) the Eligible Executive’s Potential Year-End Bonus and (b) 70% of such Eligible Executive’s Target Bonus as the Administrator may determine.

7. BONUS PAYMENTS. Each Eligible Executive shall be paid a Bonus in accordance with the following:

7.1. Preliminary Bonus. The Company shall pay the Preliminary Bonus to each Eligible Executive after such Preliminary Bonus is certified by the Administrator to the extent required by Section 162(m) and within the Section 409A Period. Notwithstanding the foregoing, or anything appearing elsewhere herein, if an Eligible Executive is not employed by the Company on the date that Preliminary Bonuses are certified by the Administrator, then a pro-rated Preliminary Bonus shall be paid to such Eligible Executive (a) if the termination of employment was by reason of the Eligible Executive’s death, (b) as provided by any agreement or arrangement in existence on the date the Plan was approved by the stockholders or (c) under such circumstances as the Administrator, in its sole discretion, may determine; otherwise, no Preliminary Bonus in any amount shall be paid to such Eligible Executive.

7.2. Final Bonus. The Company shall pay the Final Bonus to each Eligible Executive after such Final Bonus is certified by the Administrator to the extent required by Section 162(m) and within the Section 409A Period. Notwithstanding the foregoing, or anything appearing elsewhere herein, if an Eligible Executive is not employed by the Company on the last day of the Bonus Year, then a pro-rated Final Bonus shall be paid to such Eligible Executive (a) if the termination of employment was by reason of the Eligible Executive’s death, (b) as provided by any agreement or arrangement in existence on the date the Plan was approved by the stockholders or (c) under such circumstances as the Administrator, in its sole discretion, may determine; otherwise, no Final Bonus in any amount shall be paid to such Eligible Executive.

7.3. Repayment of Preliminary Bonus. If the Year-End Bonus for an Eligible Executive is less than such Eligible Executive’s Preliminary Bonus, such Eligible Executive shall repay such difference (the “Repayment Amount”) within fifteen (15) business days of notification thereof. To the extent the Repayment Amount is unpaid, the Company shall, consistent with applicable law, be entitled to deduct the Repayment Amount from any other amounts due by the Company to such Eligible Executive, and to pursue any and all other legal and equitable remedies to recover such Repayment Amount.

8. EMPLOYMENT. The selection of an employee as an Eligible Executive shall not affect any right of the Company to terminate, with or without cause, such person’s employment at any time.

9. WITHHOLDING TAXES. The Company shall, to the extent permitted by law, have the right to deduct from a Bonus any federal, state or local taxes of any kind required by law to be withheld with respect to such Bonus.

10. AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN. The Administrator may at any time amend, alter, suspend, or discontinue this Plan.

11. INDEMNIFICATION OF ADMINISTRATOR. Indemnification of members of the group constituting the Administrator for actions with respect to the Plan shall be in accordance with the terms and conditions of separate indemnification agreements, if any, that have been or shall be entered into from time to time between the Company and any such person.

12. HEADINGS. The headings used in this Plan are for convenience only, and shall not be used to construe the terms and conditions of the Plan.

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